PAR PACIFIC HOLDINGS, INC.
2012 LONG TERM INCENTIVE PLAN
(As Amended and Restated Effective as of February 16, 2016)

TABLE OF CONTENTS

Page

SECTION 1	ESTABLISHMENT; PURPOSE AND TERM OF PLAN	1
1.1	Establishment	1
1.2	Purpose	1
1.3	Term of Plan	1
SECTION 2	DEFINITIONS AND CONSTRUCTION	1
2.1	Definitions	1
2.2	Construction	6
SECTION 3	ADMINISTRATION	6
3.1	Administration by the Committee	6
3.2	Authority of Officers	7
3.3	Powers of the Committee	7
3.4	Administration with Respect to Insiders	8
3.5	Indemnification	8
SECTION 4	SHARES SUBJECT TO PLAN	8
4.1	Maximum Number of Shares Issuable	8
4.2	Adjustments for Changes in Capital Structure	9
SECTION 5	ELIGIBILITY AND AWARD LIMITATIONS	10
5.1	Persons Eligible for Awards	10
5.2	Award Agreements	10
5.3	Award Grant Restrictions	10
5.4	Fair Market Value Limitations for Incentive Stock Options	11
5.5	Repurchase Rights, Right of First Refusal and Other Restrictions on Stock	11
SECTION 6	TERMS AND CONDITIONS OF OPTIONS	11
6.1	Exercise Price	12
6.2	Exercisability, Vesting and Term of Options	12
6.3	Payment of Exercise Price	12
SECTION 7	RESTRICTED STOCK	13
7.1	Award of Restricted Stock	13
7.2	Restrictions	14
7.3	Delivery of Shares of Common Stock	15
SECTION 8	OTHER AWARDS	15
8.1	Grant of Other Awards	15
8.2	Terms of Other Awards	16
8.3	Dividends and Dividend Equivalents	18

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TABLE OF CONTENTS

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PAR PACIFIC HOLDINGS, INC.
2012 LONG TERM INCENTIVE PLAN
SECTION 1
ESTABLISHMENT; PURPOSE AND TERM OF PLAN
1.1    Establishment
The Par Pacific Holdings, Inc. 2012 Long Term Incentive Plan (formerly, the Par Petroleum Corporation 2012 Long Term Incentive Plan) (the “Plan”) was established and adopted by the Board effective as of December 20, 2012 (the “Effective Date”) and amended effective as of November 4, 2015, subject to stockholder approval on the earlier of the next stockholder’s meeting following the effective date of such amendment or within twelve (12) months following the effective date of the amendment. The Plan, as amended and restated as set forth herein, is hereby adopted by the Board effective as of February 16, 2016 (the “Restatement Date”), subject to stockholder approval on the earlier of the next stockholder’s meeting following the effective date of this restatement or within twelve (12) months following the effective date of the restatement. Upon approval by the Board, awards may be made as provided herein, subject to such subsequent stockholder approval. In the event that such stockholder approval is not obtained, any such awards shall be null and void and of no effect.
1.2    Purpose
The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.
1.3    Term of Plan
The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares of Stock under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, on or before the date which is ten (10) years from Effective Date; provided, however, that with respect to any Awards tied to the Two Million Four Hundred Thousand (2,400,000) shares of Stock that were added as of November 4, 2015 to the total number of shares of Stock available for issuance under the Plan, those Awards shall be granted, if at all, on or before the date which is ten (10) years from November 4, 2015.
SECTION 2
DEFINITIONS AND CONSTRUCTION
2.1    Definitions
Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)    “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any Award that is deferred compensation subject to Code Section 409A, for the purposes of applying Code Section 409A to such Award the term Affiliate shall mean all Persons with whom the Participant’s employer would be considered a single employer under Code Section 414(b) or 414(c) as defined and modified in Code Section 409A as determined by the Committee. Notwithstanding the foregoing, with respect to Nonstatutory Stock Options and Stock Appreciation Rights,

if necessary for such Awards to be exempt from Code Section 409A, as determined by the Committee, for purposes of grants of such Awards, Affiliate shall only include an entity if the Company’s Stock would constitute “service recipient stock” within the meaning of Code Section 409A.
(b)    “Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, Other Stock-Based Award or Cash Award to a Participant under this Plan.
(c)    “Authorized Shares” shall have the meaning set forth in Section 15.
(d)    “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant and any shares of Stock acquired or cash paid upon the exercise or settlement thereof, in such form as the Committee may approve from time to time.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Broker-Assisted Cashless Exercise” shall have the meaning set forth in Section 6.3(a)(ii).
(g)    “Cash Award” shall have the meaning set forth in Section 8.1(f).
(h)    “Cause” shall mean, unless otherwise specifically defined in a Participant’s Award Agreement or an employment agreement between the Participant and the Company or an Affiliate as in effect on the effective date of the grant of an Award, any of the following: (1) the Participant’s theft or falsification of any Company or Affiliate documents or records or property; (2) the Participant’s improper use or disclosure of the Company’s or an Affiliate’s confidential or proprietary information; (3) any action by the Participant which has a material detrimental effect on the Company’s or an Affiliate’s reputation or business as determined by the Committee; (4) the Participant’s material failure or inability to perform any reasonable assigned and lawful duties after written notice from the Company or Affiliate of, and Participant’s failure or inability to cure within ten (10) business days, such failure or inability; (5) any material breach by the Participant of any employment or service agreement between the Participant and the Company or Affiliate, if applicable, which breach is not cured pursuant to the terms of such agreement, if applicable; or (6) the Participant’s conviction (including any plea of guilty or nolo contendere) of any felony or any criminal violation involving fraud, embezzlement, misappropriation, dishonesty, the misuse or misappropriation of money or other property or any other crime which has or would reasonably be expected to have an adverse effect on the business or reputation of the Company or an Affiliate or (7) a material breach by the Participant of the policies and procedures of the Company or an Affiliate.
(i)    A “Change in Control” means any of the following events occurring with respect to the Company:
(i)    any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) acquires securities of the Company and immediately thereafter is the beneficial owner (except that a Person shall be deemed to be the beneficial owner of all shares of Stock that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty (60)-day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)    during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;
(iii)    the consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or
(iv)    the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company, in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; provided, however, that a transaction described in this clause (iv) shall not be deemed a Change in Control unless and until such transaction is consummated.
(j)    “Code” means the Internal Revenue Code of 1986, as amended, and any applicable notices, rulings and regulations promulgated thereunder.
(k)    “Committee” means the Board or, if so appointed by the Board, the Compensation Committee of the Board or any other committee duly appointed by the Board to administer the Plan, which such committee may be one or more persons; provided however, that during any period the Company is a “publicly held corporation” within the meaning of Code Section 162(m) the Committee shall consist of not less than two directors of the Board who fulfill the “outside director” requirements of Code Section 162(m) and who are non-employee directors under the Securities and Exchange Commission Rule 16b-3.
(l)    “Company” means Par Pacific Holdings, Inc., a Delaware corporation, or any successor corporation thereto.
(m)    “Consultant” means an individual who is a natural person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or its Affiliates, provided that the identity of such person, the nature of such services or the entity to which such services are provided are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities or would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.
(n)    “Director” means a member of the Board or of the board of directors of any of the Company’s Affiliates.

(o)    “Disability” means, unless otherwise specifically defined in the Participant’s Award Agreement, (i) in the case where the Participant has a written employment agreement with the Company or any Subsidiary, the definition of “Disability,” the definition for such term set forth in such employment agreement as in effect on the date of the applicable Award grant and (ii) in all other cases, a Participant’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities for a period of ninety (90) days during any twelve-month period as determined by the Company. The Participant agrees to submit to any examination that is necessary for a determination of Disability and agrees to provide any information necessary for a determination of Disability, including any information that is protected by the Health Insurance Portability and Accountability Act.
(p)    “Effective Date” shall have the meaning set forth in Section 1.1.
(q)    “Employee” means any person treated as an employee (including a Director who is also treated as an employee) of the Company on the records of the Company or of any of the Company’s Affiliates on the records of such Affiliate and, with respect to any Incentive Stock Option granted to such person, who is an employee of the Company or a parent or a Subsidiary of the Company for purposes of Code Sections 422, 424 and 3401(c); provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company, the Board, the Committee or any court of law or governmental agency subsequently makes a contrary determination.
(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s)    “Expiration Date” shall have the meaning set forth in Section 9.1(a).
(t)    “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)    If, on such date, the Stock is listed or traded on a national or regional securities exchange or market system, constituting the primary market for the Stock, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) on the determination date (or, if no sales occur on such date, on the last preceding date on which such sales of Stock are so reported) as quoted on such exchange and as reported in The Wall Street Journal, pink sheets or such other source as the Committee deems reliable.
(ii)    If, on such date, the Stock is not listed or traded on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in its discretion using a reasonable method exercised in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and if it is determined by the Committee to be applicable, in any other manner permitted in accordance with Code Section 409A and the notices, rulings and regulations thereunder, or Code Section 422(b) and the notices, rulings and regulations thereunder, if applicable.
(u)    “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Code Section 422(b).
(v)    “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(w)    “Net Exercise” shall have the meaning set forth in Section 6.3(a)(iii).
(x)    “New Shares” shall have the meaning set forth in Section 4.2.
(y)    “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.
(z)    “Officer” means any person designated by the Board as an officer of the Company.
(aa)    “Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan and the applicable Award Agreement. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
(bb)    “Other Stock-Based Award” means an Award described in Section 8.1(d).
(cc)    “Participant” means a person who has been granted one or more Awards hereunder.
(dd)    “Performance Award” means an Award described in Section 8.1(c).
(ee)    “Permitted Transferee” has the meaning provided such term in Section 13.
(ff)    “Person” means any partnership, corporation, limited liability company, group, trust or other legal entity.
(gg)    “Plan” shall have the meaning set forth in Section 1.1.
(hh)    “Reprice” means the reduction of the exercise price of an Option or Stock Appreciation Right previously awarded, and, at any time when the exercise price of an Option or Stock Appreciation Right is above the Fair Market Value of a share of Stock, the cancellation and re-grant or the exchange of such outstanding Option or Stock Appreciation Right for either cash or a new Award with a lower (or no) exercise price.
(ii)    “Restatement Date” shall have the meaning set forth in Section 1.1.
(jj)    “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.
(kk)    “Restricted Stock Unit” means a notional account established pursuant to an Award granted pursuant to Section 8.1(a) that is (i) valued solely by reference to shares of Stock, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in Stock, cash or a combination thereof. The Restricted Stock Unit awarded to the Participant will vest according to time-based or performance-based criteria specified in the Award Agreement.
(ll)    “Restriction Period” means the period of time determined by the Committee and set forth in the Award Agreement during which an Award of Restricted Stock is subject to a restriction that constitutes a “substantial risk of forfeiture” (as defined in Code Section 83) and/or a restriction on the ability of the Participant to transfer the Restricted Stock.
(mm)    “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(nn)    “Securities Act” means the Securities Act of 1933, as amended.
(oo)    “Section 409A Plan” shall have the meaning described in Section 25.

(pp)    “Service” means a Participant’s employment or service with the Company or any of its Affiliates, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) or a change in the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Company or an Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) shall not be deemed to have terminated if the Participant takes any military leave, temporary illness leave, authorized vacation or other bona fide leave of absence; provided, however, that if any such leave exceeds three (3) months, the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Company is provided by either statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or provided by statute or contract, a leave of absence shall not be treated as Service. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the company for which the Participant performs Service ceasing to be the Company or an Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company). Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination. Notwithstanding the foregoing, with respect to any Award that is subject to Code Section 409A, “separation from service” shall be determined by the Committee under the applicable rules of Code Section 409A.
(qq)    “Spread” shall have the meaning set forth in Section 8.1(c).
(rr)    “Stock” means the common stock of the Company, par value $0.01 per share, as adjusted from time to time in accordance with Section 4.2.
(ss)    “Stock Appreciation Right” means an Award described in Section 8.1(b).
(tt)    “Subsidiary” means any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Code Section 424(f).
(uu)    “Ten Percent Owner Participant” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary within the meaning of Code Section 422(b)(6).
(vv)    “Term” shall have the meaning described in Section 15.
2.2    Construction
Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Words of the masculine gender shall include the feminine and neuter, and vice versa. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. Section headings as used herein are inserted solely for convenience and reference and do not constitute any part of the interpretation or construction of the Plan.
SECTION 3

ADMINISTRATION
3.1    Administration by the Committee

The Plan shall be administered by the Committee. All questions of interpretation of the Plan, construction of its terms, or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.
3.2    Authority of Officers
Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.
3.3    Powers of the Committee
In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)    to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;
(b)    to designate Awards as Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards or Cash Awards, and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;
(c)    to determine the Fair Market Value of shares of Stock or other property;
(d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares of Stock acquired upon the exercise and/or vesting thereof, including, without limitation, (i) the exercise price of an Option or Stock Appreciation Right, (ii) the method of payment for shares purchased upon the exercise and/or vesting of an Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award or such shares, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions, including but not limited to performance goals, of the exercisability of the Award or the vesting of any Award, (v) the time of the expiration of the Award, (vi) the effect of the Participant’s termination of Service with the Company on any of the foregoing, (vii) the provision for electronic delivery of Awards and/or book entry, and (viii) all other terms, conditions and restrictions applicable to the Award not inconsistent with the terms of the Plan;
(e)    to approve forms of Award Agreements;
(f)    to amend, modify, extend, cancel, or renew any Award, or to waive any restrictions or conditions applicable to any Award or any shares of Stock acquired upon the exercise thereof; provided, however, that except as provided in Section 25, no such amendment, modification, extension or cancellation shall adversely affect a Participant’s Award without the Participant’s consent;
(g)    to accelerate, continue, extend or defer the exercisability and/or vesting of any Award, including with respect to the period following a Participant’s termination of Service with the Company;
(h)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;
(i)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(j)    notwithstanding the foregoing, except as provided in Section 4.2 and Section 26, the terms of an outstanding Award may not be amended by the Committee, without approval of the Company’s stockholders, to: (i) reduce the exercise price of an outstanding Option or to reduce the exercise price of an outstanding Stock Appreciation Right, (ii) cancel an outstanding Option or outstanding Stock Appreciation Right in exchange for other Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the cancelled Option or the cancelled Stock Appreciation Right, as applicable, or (iii) cancel an outstanding Option with an exercise price that is less than the Fair Market Value of a share of Stock on the date of cancellation or cancel an outstanding Stock Appreciation Right with an exercise price that is less than the Fair Market Value of a share of Stock on the date of cancellation in exchange for cash or another Award.
3.4    Administration with Respect to Insiders
With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3 and all other applicable laws, including any required blackout periods. At any time the Company is required to comply with Securities Regulation BTR, all transactions under this Plan respecting the Company’s securities shall comply with Securities Regulation BTR and the Company’s insider trading policies, as revised from time to time, or such other similar Company policies, including but not limited to policies relating to blackout periods. Any ambiguities or inconsistencies in the construction of an Award shall be interpreted to give effect to such limitation. To the extent any provision of the Plan or Award Agreement or action by the Committee or Company fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.
3.5    Indemnification
EACH PERSON WHO IS OR WAS A MEMBER OF THE BOARD OR THE COMMITTEE SHALL BE INDEMNIFIED BY THE COMPANY AGAINST AND FROM ANY DAMAGE, LOSS, LIABILITY, COST AND EXPENSE THAT MAY BE IMPOSED UPON OR REASONABLY INCURRED BY HIM OR HER IN CONNECTION WITH OR RESULTING FROM ANY CLAIM, ACTION, SUIT, OR PROCEEDING TO WHICH HE OR SHE MAY BE A PARTY OR IN WHICH HE OR SHE MAY BE INVOLVED BY REASON OF ANY ACTION TAKEN OR FAILURE TO ACT UNDER THE PLAN (INCLUDING SUCH INDEMNIFICATION FOR A PERSON’S OWN, SOLE, CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY), EXCEPT FOR ANY SUCH ACT OR OMISSION CONSTITUTING WILLFUL OR INTENTIONAL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE. SUCH PERSON SHALL BE INDEMNIFIED BY THE COMPANY FOR ALL AMOUNTS PAID BY HIM OR HER IN SETTLEMENT THEREOF, WITH THE COMPANY’S APPROVAL, OR PAID BY HIM OR HER IN SATISFACTION OF ANY JUDGMENT IN ANY SUCH ACTION, SUIT, OR PROCEEDING AGAINST HIM OR HER, PROVIDED HE OR SHE SHALL GIVE THE COMPANY AN OPPORTUNITY, AT ITS OWN EXPENSE, TO HANDLE AND DEFEND THE SAME BEFORE HE OR SHE UNDERTAKES TO HANDLE AND DEFEND IT ON HIS OR HER OWN BEHALF. THE FOREGOING RIGHT OF INDEMNIFICATION SHALL NOT BE EXCLUSIVE OF ANY OTHER RIGHTS OF INDEMNIFICATION TO WHICH SUCH PERSONS MAY BE ENTITLED UNDER THE COMPANY’S ARTICLES OF INCORPORATION OR BYLAWS, AS A MATTER OF LAW, OR OTHERWISE, OR ANY POWER THAT THE COMPANY MAY HAVE TO INDEMNIFY THEM OR HOLD THEM HARMLESS.
SECTION 4
SHARES SUBJECT TO PLAN
4.1    Maximum Number of Shares Issuable
Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan is Four Million (4,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. The maximum aggregate number of shares of Stock covered by Incentive Stock Options that may be issued under the Plan is Three Million (3,000,000) shares of Stock. Shares of Stock of an outstanding Award that for any reason expire or are terminated, forfeited or canceled or withheld for taxes or settled in a manner that all or some of the shares of Stock covered by an Award are not issued to a Participant (including, without limitation, shares of Stock withheld for the purchase price of an Award) shall again be available for issuance under the Plan.
During any period that the Company is a publicly held corporation within the meaning of Code Section 162(m) the following rules shall apply to grants of Awards:
(a)    Subject to adjustment as provided in Section 4.2, no Participant may be granted Options or Stock Appreciation Rights (i) during any calendar year prior to December 31, 2015 with respect to more than Three Million Five Hundred Thousand (3,500,000) shares of Stock, and (ii) during any calendar year beginning after January 1, 2016, with respect to Three Hundred Fifty Thousand (350,000) shares of Stock.
(b)    Subject to adjustment as provided in Section 4.2, no Participant may be granted Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards or Other Stock-Based Awards that are denominated in shares of Stock during any calendar year with respect to more than Two Hundred Fifty Thousand (250,000) shares of Stock.
(c)    The maximum aggregate cash payout (including Restricted Stock Units, Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards paid out in cash or Cash Awards) that may be made to any Participant with respect to Awards granted (i) during any calendar year prior to December 31, 2015 shall be Eight Million Dollars ($8,000,000) and (ii) during any calendar year beginning after January 1, 2016, shall be Two Million Five Hundred Thousand Dollars ($2,500,000).
(d)    With respect to any Option or Stock Appreciation Right granted to a Participant that is canceled, the number of shares of Stock subject to such Option or Stock Appreciation Right shall continue to count against the maximum number of shares of Stock that may be the subject of Options or Stock Appreciation Right granted to such Participant hereunder to the extent such is required in accordance with Section 162(m) of the Code.
(e)    The limitations of subsections (a), (b), (c) and (d) above shall be construed and administered so as to comply with the performance-based exception in Code Section 162(m).
In addition and subject to Section 4.2, no Director, except the Chairman and the Vice Chairman of the Board, may be granted Awards with an aggregate grant date value in excess of Three Hundred Seventy Five Thousand Dollars ($375,000) in any calendar year. Such limitation on Director Awards does not apply to any cash retainer fees, including cash retainer fees converted into equity awards at the election of the Director.
4.2    Adjustments for Changes in Capital Structure
In the event of any stock dividend or extraordinary cash dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Awards, and in the exercise price per share of any outstanding Awards and with respect to Options and Stock Appreciation Rights, if applicable, in accordance with Code Sections 409A and 424. If a majority of the shares, which are of the same class as the shares that are subject to outstanding Awards, are exchanged for, converted into, or otherwise become (whether or not pursuant to a change in control) shares of another company (the “New Shares”), the Committee may, in its sole discretion, unilaterally amend the outstanding Awards to provide that such Awards are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion, and with respect to Options and Stock Appreciation Rights in accordance with Code Sections 409A and 424 and the regulations thereunder. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.
SECTION 5

ELIGIBILITY AND AWARD LIMITATIONS
5.1    Persons Eligible for Awards
Awards may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants,” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of employment or other service relationships with the Company. Eligible persons may be granted more than one (1) Award. Eligibility in accordance with this Section 5.1 shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.2    Award Agreements
Each Participant to whom an Award is granted shall be required to enter into an Award Agreement with the Company, in such a form as is provided by the Committee. The Award Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Participant’s particular Award. Such terms need not be uniform among all Participants or any similarly situated Participants. The Award Agreement may include, without limitation, vesting, forfeiture and other provisions specific to the particular Participant’s Award, as well as, for example, provisions to the effect that the Participant (i) shall not disclose any confidential information acquired during employment with the Company or while providing service to the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other Service of any Employee or service provider, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, (vii) shall be subject to transfer restrictions respecting the Award or Stock, (viii) shall be subject to any other agreement between the Participant and the Company regarding shares of Stock that may be acquired under an Award including, without limitation, an agreement restricting the transferability of the Award or shares of Stock by Participant or any other restrictions or requirements of any stockholders’ agreement that is in effect from time to time, and (ix) any provisions or definitions the Committee deems necessary or desirable to comply with Code Section 409A. An Award Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Participant. The Award Agreement shall be signed by the Participant to whom the Award is made and by an authorized Officer of the Company.
5.3    Award Grant Restrictions
Any person who is not an Employee on the effective date of the grant of an Award to such person may be granted only a Nonstatutory Stock Option, Restricted Stock, Other Stock-Based Award or Cash Award. An Incentive Stock Option granted to an Employee of the Company, or its parent or Subsidiary as defined in Code Section 424(f), or to a prospective Employee of the Company, or its parent or its Subsidiary as defined in Code Section 424(f) upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service as an Employee with the Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.4    Fair Market Value Limitations for Incentive Stock Options
To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Company or parent or Subsidiary as defined in Code Section 422, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having an aggregate Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Option(s) which exceeds such amount shall be treated as Nonstatutory Stock Option(s). For purposes of this Section 5.4, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.4, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.4, the Company at the request of the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.
5.5    Repurchase Rights, Right of First Refusal and Other Restrictions on Stock
Shares under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions pursuant to a contract entered into by the Company and its stockholders or otherwise as determined by the Committee or as provided in the Award Agreement, in the Committee’s discretion. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement, including but not limited to, the Award Agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
SECTION 6

TERMS AND CONDITIONS OF OPTIONS
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1    Exercise Price
The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Code Sections 409A and 424. Except as provided in Section 4.2 of the Plan, the Committee shall not be permitted to Reprice an Option or a Stock Appreciation Right after the date of grant without the approval of the Company’s stockholders.
6.2    Exercisability, Vesting and Term of Options
(a)    Exercisability. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with the Company. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
(b)    Vesting. The Committee shall specify the vesting schedule of the Option, if any, in the applicable Award Agreement. The Committee, in its discretion may condition vesting on the satisfaction of performance goals.
(c)     Incentive Stock Options. Unless otherwise provided in the Option Agreement with respect to the death of the Participant, if the Incentive Stock Option is exercised more than three (3) months after the Participant’s termination of Service, the Option shall be treated as a Nonstatutory Stock Option.
6.3    Payment of Exercise Price
(a)    Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by check or cash equivalent or upon approval by the Committee in its sole discretion by any of the following:
(i)    subject to Section 6.3(b)(i) below, by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price;
(ii)    subject to the Company’s rights set forth in Section 6.3(b)(ii) below, by delivery of a properly executed exercise notice together with such other documentation as the Committee and a qualified broker, if applicable shall require to effect an exercise of the Option and delivery to the Company of the proceeds required to pay the exercise price (a “Broker-Assisted Cashless Exercise”);
(iii)    subject to the Company’s rights set forth in Section 6.3(b)(iii) below, by causing the Company to withhold from the shares of Stock issuable upon the exercise of the Option the number of whole shares of Stock having a Fair Market Value, as determined by the Company, not less than the exercise price (a “Net Exercise”);
(iv)    by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law; or
(v)    by any combination of cash or any of the foregoing or any combination of (i)-(iv) thereof.
The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration. In the case of an Incentive Stock Option, the Committee shall determine the acceptable forms of consideration to be used in payment of the exercise price at the time of grant.
(b)    Limitations on Forms of Consideration.
(i)    Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock or would cause the Company to incur adverse tax consequences.
(ii)    Broker-Assisted Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Broker-Assisted Cashless Exercise in order to comply with applicable law.
(iii)    Net Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Net Exercise in order to comply with applicable law.
SECTION 7

RESTRICTED STOCK
7.1    Award of Restricted Stock
(a)    Grant. In consideration of the performance of employment or Service by any Participant who is an Employee, Consultant or Director, Stock may be awarded under the Plan by the Committee as Restricted Stock with such restrictions during the Restriction Period as the Committee may designate in its discretion, any of which restrictions may differ with respect to each particular Participant. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Award Agreement.
(b)     Immediate Transfer Without Immediate Delivery of Restricted Stock. Unless otherwise specified in the Participant’s Award Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the shares of Restricted Stock to the Participant in consideration of the performance of Services as an Employee, Consultant or Director, as applicable, entitling such Participant to all voting and other ownership rights in such shares of Stock.

As specified in the Award Agreement, a Restricted Stock Award may limit the Participant’s dividend and voting rights during the Restriction Period in which the shares of Restricted Stock are subject to a “substantial risk of forfeiture” (within the meaning given to such term under Code Section 83) and restrictions on transfer. In the Award Agreement, the Committee may apply any restrictions to the dividends that the Committee deems appropriate.
Shares awarded pursuant to a grant of Restricted Stock may be issued in the name of the Participant and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired. All such terms and conditions shall be set forth in the particular Participant’s Award Agreement. The Company or Committee (or their delegates) shall issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.
7.2    Restrictions
(a)    Forfeiture of Restricted Stock. Restricted Stock awarded to a Participant may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a “substantial risk of forfeiture” (as defined in Code Section 83), or a restriction on transferability; (ii) unless otherwise specified by the Committee in the Award Agreement, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Participant to such shares shall terminate; and (iii) any other restrictions that the Committee determines in advance are appropriate, including, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee. Any such restrictions shall be set forth in the particular Participant’s Award Agreement.
(b)    Issuance of Certificates. Reasonably promptly after the date of grant with respect to shares of Restricted Stock, the Company shall take the actions as it determines necessary in its sole discretion to cause the Stock to be issued subject to the forfeiture provisions and other requirements as the Committee determines necessary, including, without limitation, issuing a stock certificate, registered in the name of the Participant to whom such shares of Restricted Stock were granted, evidencing such shares; provided, however, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares of Restricted Stock. Each such stock certificate shall bear the following legend or any other legend approved by the Company:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE PAR PACIFIC HOLDINGS, INC. 2012 LONG TERM INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND PAR PACIFIC HOLDINGS, INC. A COPY OF THE PLAN AND AWARD AGREEMENT ARE ON FILE IN THE CORPORATE OFFICES OF PAR PACIFIC HOLDINGS, INC.
Such legend shall not be removed from the certificate evidencing such shares of Restricted Stock until such shares vest pursuant to the terms of the Award Agreement.
(c)    Vesting. The Award Agreement shall specify the vesting schedule for the Award of Restricted Stock. The Committee, in its discretion may condition vesting on the satisfaction of performance goals.
(d)    Removal of Restrictions. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is appropriate.

7.3    Delivery of Shares of Common Stock
Subject to withholding taxes under Section 10 and to the terms of the Award Agreement, a stock certificate evidencing the shares of Restricted Stock with respect to which the restrictions in the Award Agreement have been satisfied shall be delivered to the Participant or other appropriate recipient free of restrictions. Such delivery shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Participant or other appropriate recipient.
SECTION 8
OTHER AWARDS
8.1    Grant of Other Awards.
The Committee, in its sole discretion, but subject to the terms of the Plan and the applicable Award Agreements, may grant the following types of Awards (in addition to or in combination with the Awards of Options and Restricted Stock described above) under the Plan on a standalone, combination or tandem basis:
(a)    Restricted Stock Units.
(i)    Award of Restricted Stock Units. The Committee may grant an Award of Restricted Stock Units to a Participant. The Committee may condition the vesting of the Restricted Stock Units to satisfaction of certain performance criteria. The terms of an Award of Restricted Stock Units need not be the same with respect to each Participant.
(ii)    Restriction Period. Subject to the provisions of the Plan and the terms of the Award Agreement, during a period set by the Committee, commencing with the date of grant of such Award, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units. The Committee may provide for the lapse of such restrictions in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on period of Service, performance of the Participant or of the Company, Subsidiary or Affiliate, or such other factors or criteria as the Committee may determine.
(b)    Rights of Restricted Stock Unit Recipients. The recipient of Restricted Stock Units shall not have any of the rights of a stockholder of the Company and has no right to vote any shares of Stock or to receive any cash dividend. The Committee shall be entitled to specify in a Restricted Stock Unit Award Agreement that in the event that the Company declares a dividend on its Stock, the Company will hold in escrow an amount in cash equal to the dividend that would have been paid on the Restricted Stock Units had they been converted into the same number of shares of Stock and held by the Participant on the record date of such dividend. Upon adjustment and vesting of the Restricted Stock Unit, any cash payment due with respect to such dividends shall be made to the Participant.
(c)    Stock Appreciation Rights. The Committee may grant a right to receive the excess of the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value of a share of Stock on the date the Stock Appreciation Right was granted (the “Spread”). Upon exercise of a Stock Appreciation Right, the Spread with respect to a Stock Appreciation Right will be payable in cash, shares of Stock with a total Fair Market Value equal to the Spread or a combination of these two. The terms of the Award Agreements granting Stock Appreciation Rights need not be the same with respect to each Participant.
(d)    Performance Award. The Committee may grant a Performance Award based on the performance of the Participant over a specified performance period. A Performance Award may be awarded to a Participant contingent upon future performance of the Company or any Affiliate, Subsidiary, division or department thereof in which such Participant is employed or providing Service, if applicable, during the performance period. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period, but subject to such later revisions as the Committee may deem appropriate to reflect significant, unforeseen events or changes. The Performance Award may consist of a right to receive shares of Stock (or cash in an amount equal to the Fair Market Value thereof) or the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of shares of Stock over a specified period. Each Performance Award shall have a maximum value established by the Committee at the time such Award is made. In determining the value of Performance Awards, the Committee shall take into account the Participant’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate. Payment of a Performance Award may be made following the end of the performance period in cash, shares of Stock (based on the Fair Market Value on the payment date) or a combination thereof, as determined by the Committee, and in a lump sum or installments as determined by the Committee. Except as otherwise provided in an Award Agreement or as determined by the Committee, a Performance Award shall terminate if the Participant does not remain continuously in the Service of the Company at all times during the applicable performance period. The terms of the Award Agreements granting Performance Awards need not be the same with respect to each Participant.
(e)    Other Stock-Based Awards. The Committee may, in its discretion, grant Other Stock-Based Awards which are related to or serve a similar function to those Awards set forth in this Section 8.
(f)    Cash Award. The Committee may, in its discretion, grant a Cash Award pursuant to an Award Agreement to any Participant. The Award Agreement shall specify the vesting schedule for the Cash Award. The Committee, in its discretion may condition vesting on the satisfaction of performance goals. The terms of a Cash Award need not be the same with respect to each Participant and need not relate to the Fair Market Value of a share of Stock. A “Cash Award” is an Award to be settled only in cash.
8.2    Terms of Other Awards.
(a)    Written Agreement. The terms and conditions of each grant of an Award described in this Section 8 shall be evidenced by an Award Agreement.
(b)    Purchase Price. The exercise price per share of Stock of a Stock Appreciation Right shall not be less than one hundred percent (100%) of Fair Market Value of a share of Stock on the date of the grant of the Stock Appreciation Right.
(c)    Performance Goals and Other Terms. In its discretion, the Committee may specify such criteria, periods or performance goals for vesting in the Awards described in this Section 8 and payment thereof to the Participant as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. All terms and conditions of such Awards shall be determined by the Committee and set forth in the Award Agreement.
If any Award of Restricted Stock or any Award described in this Section 8 is intended by the Committee to meet the performance-based exception in Code Section 162(m), the following shall apply:
(i)    Performance Period. The Committee shall establish a performance period which shall be a period of time, as may be determined in the discretion of the Committee and set out in the Award Agreement, over which performance is measured for the purpose of determining a Participant’s right to and the payment value of an Award in accordance with Code Section 162(m). For each performance period, the Committee shall establish the number of shares of Stock subject to an Award and their contingent values which may vary depending on the degree to which performance criteria established by the Committee are met.

(ii)    Establishment of Performance Criteria. The Committee may establish performance goals applicable to Awards based upon criteria in one or more of the following categories: (i) performance of the Company as a whole, (ii) performance of a segment of the Company’s business, and (iii) individual performance. Performance criteria for the Company shall relate to the achievement of predetermined financial, operational or strategic objectives for the Company and its Subsidiaries. Performance criteria for a segment of the Company’s business shall relate to the achievement of financial, operational or strategic objectives of the segment for which the Participant is accountable. In order to qualify as performance-based under Code Section 162(m), the performance criteria will be established before 25% of the performance period has elapsed and will not be subject to change (although future awards may be based on different performance criteria). The performance periods may extend over one to five calendar years, and may overlap one another, although no two performance periods may consist solely of the same calendar years.
(iii)    Performance Criteria. Performance criteria for an Award intended to “qualified performance-based compensation” for purposes of Code Section 162(m) shall include any of the following:
(A)    pre-tax or after tax profit levels, including: earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income;
(B)    total stockholder return;
(C)    return on assets, equity, capital or investment;
(D)    cash flow and cash flow return on investment;
(E)    cash from operating activities;
(F)    revenues;
(G)    financial return ratios;
(H)    profit returns and margins;
(I)    stock price;
(J)    stock price compared to a peer group of companies;
(K)    working capital;
(L)    selling, general and administrative expenses;
(M)    discounted cash flows;
(N)    productivity;
(O)    expense targets;
(P)    market share;
(Q)    cost control measures;

(R)    strategic initiatives;
(S)    economic value added and economic profit;
(T)    growth in earnings per share;
(U)    reserves added;
(V)    measures of customer satisfaction and customer service
(W)    changes between years or periods that are determined with respect to any of the above listed performance criteria;
(X)    net present value; and
(Y)    economic profit.
Individual performance criteria shall relate to a Participant’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The performance goals may differ among Participants and shall be established in accordance with Code Section 162(m).
(iv)    Modification. If the Committee determines, in its discretion exercised in good faith, that the established performance measures or objectives are no longer suitable to the Company’s objectives because of a change in the Company’s business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance measures and objectives to the extent it considers such modification to be necessary, provided, however, that with respect to Awards intended to qualify for the performance-based exception of Code Section 162(m), the Committee shall not permit any such modification that would cause the Awards to fail to qualify for the performance-based exception.
(v)    Compliance with Code Section 162(m). With respect to Awards intended to meet the performance based exception of Code Section 162(m), the Committee shall administer the Awards and take all action that it determines are necessary, including but not limited to certifying in writing that performance goals have been met, so that Awards intended to meet the performance based exception comply with Code Section 162(m). The Committee shall have no discretion to increase the amount payable pursuant to Award that are intended to qualify for the performance-based exception of Code 162(m) beyond the amount that would otherwise be payable upon attainment of the applicable performance goal(s). The Committee shall, however, retain the discretion to decrease the amount payable pursuant to such Awards below the amount that would otherwise be payable upon attainment of the applicable performance goal(s), either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.
(d)    Payment. Awards described in this Section 8 may be paid in shares of Stock, cash or other consideration or a combination thereof related to such shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Award Agreement.
8.3    Dividends and Dividend Equivalents.
Except with respect to dividends on Restricted Stock, the Participant shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Stock covered by the Award unless (and to the extent) otherwise as determined by the Committee and set forth in a separate Award Agreement. The Committee in the Award Agreement may provide such terms and conditions for the

Award of dividends or dividend equivalents as it shall determine in its discretion. The Committee may also provide in such Award Agreement that the amounts of any dividends or dividend equivalent shall be deemed to have been reinvested in additional shares of Stock. Notwithstanding the foregoing and subject to adjustments under Section 4.2, no grant of a dividend or dividend equivalent may be granted with respect to an Option or Stock Appreciation Right.
SECTION 9
EFFECT OF TERMINATION OF SERVICE
9.1    Exercisability and Award Vesting
Subject to earlier termination of the Option or other Award as otherwise provided herein and unless otherwise provided by the Committee in the Award Agreement, an Award and Option shall be vested and an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section 9.1 and thereafter shall terminate:
(a)    Disability or Death. If the Participant’s Service terminates because of the Disability or death of the Participant, the unvested portion of any Award shall be forfeited and terminated and:
(i)    the vested portion of any outstanding Nonstatutory Option or Stock Appreciation Right held by such a Participant may be exercised by the Participant or his guardian or legal representative for a period of one (1) year after the date on which the Participant’s Service terminated due to Disability;
(ii)    the vested portion of any outstanding Incentive Stock Option held by such a Participant may be exercised by the Participant or his guardian or legal representative for a period of three (3) months after the date on which the Participant’s Service terminated due to Disability; and
(iii)    the vested portion of any outstanding Option or Stock Appreciation Right held by such Participant may be exercised by the Participant’s estate for a period of (1) year after the date on which the Participant’s Service terminated due to death;
but in no event shall the Option or Stock Appreciation Right be exercised later than the date of expiration of the Option’s or Stock Appreciation Right’s term, which in no event shall exceed ten (10) years from the date of grant, as set forth in the Award Agreement evidencing such Option or Stock Appreciation Right (the “Expiration Date”).
(b)    Change in Control. Upon a Change in Control then (1) the vested portion of the Option or Stock Appreciation Right, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated without Cause, but in any event no later than the Expiration Date, and (2) the exercisability and vesting of the Option or Stock Appreciation Right and any shares of Stock acquired upon the exercise thereof may otherwise be accelerated effective as of the date on which the Participant’s Service terminated to such extent, if any, as shall have been determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option or Stock Appreciation Right.
(c)    Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service with the Company is terminated for Cause, as defined by the Participant’s Award Agreement or contract of employment or service (or, if not defined in any of the foregoing, as defined in the Plan), the Award, whether or not vested, shall terminate and cease to be exercisable immediately upon such termination of Service and any Stock issued pursuant to an Award shall be forfeited.
(d)    Other Termination of Service. If the Participant’s Service with the Company terminates for any reason, except Disability, death, termination after a Change in Control, or Cause, any Award, to the extent unvested shall be forfeited by the Participant on the date on which the Participant’s Service is terminated, and any vested Option or Stock Appreciation Right may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Expiration Date.
9.2    Extension if Exercise Prevented by Law
Notwithstanding the foregoing, other than in the case of a termination for Cause, if the exercise of an Option or Stock Appreciation Right within the applicable time periods set forth in Section 9.1 is prevented by the provisions of Section 12 below, the Option or Stock Appreciation Right shall remain exercisable until thirty (30) days (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option or Stock Appreciation Right is exercisable, but in any event no later than the Expiration Date.
9.3    Extension if Participant Subject to Section 16(b)
Notwithstanding the foregoing, other than in the case of a termination for Cause, if a sale within the applicable time periods set forth in Section 9.1 of shares of Stock acquired upon the exercise of the Option or Stock Appreciation Right would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option or Stock Appreciation Right (if exercisable) shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) three (3) months after the Participant’s termination of Service, or (iii) the Expiration Date.
SECTION 10
WITHHOLDING TAXES
10.1    Tax Withholding
All Awards are subject to, and the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Award hereunder and all Awards are subject to the Company’s right hereunder.
10.2    Share Withholding
With respect to tax withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Awards, the Committee in its discretion, may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction (or, in the discretion of the Committee, such higher statutory total tax as may be permitted under applicable accounting standards that would not result in an Award otherwise classified as an equity award under ASC Topic 718 to be classified as a liability award under ASC Topic 718 as a result of withholding shares of Stock having a Fair Market Value in excess of the minimum statutory withholding requirement). All such elections shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate, including requiring the Participant to pay cash to satisfy an obligation that would otherwise be satisfied by withholding a fraction of a share of Stock.

SECTION 11
PROVISION OF INFORMATION
Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
SECTION 12
COMPLIANCE WITH SECURITIES LAW AND OTHER APPLICABLE LAWS
The Plan, Award Agreements, the grant of Awards and the issuance of shares of Stock shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to securities and all other applicable laws, regulations and requirements of any stock exchange or market system upon which the stock is listed or traded. Options may not be exercised and Stock may not be issued if the issuance of shares of Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised and no shares of Stock may be issued unless (a) a registration statement under the Securities Act shall at the time be in effect with respect to the shares issuable or (b) in the opinion of legal counsel to the Company, the shares issuable may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. If the shares of Stock issuable pursuant to an Award are not registered under the Securities Act, the Company may imprint on the certificate for such shares the following legend or any other legend which legal counsel for the Company considers necessary or advisable to comply with the Securities Act:
THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.
The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option or the issuance of shares of Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
SECTION 13
RETURN AND/OR FORFEITURE OF PERFORMANCE-BASED PAYMENTS OR AWARDS
Notwithstanding any other provision in this Plan or in any Award Agreement, in the event that pursuant to the terms or requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or of any applicable laws, rules or regulations promulgated by the Securities and Exchange Commission from time to time, and in the event any Award is based upon the satisfaction of financial performance metrics which are subsequently reversed due to a restatement or reclassification of financial results of the Company, then any payments made or awards granted shall be returned and forfeited to the extent required and as provided by applicable laws, rules, regulations or listing requirements.

SECTION 14

NONTRANSFERABILITY OF AWARDS AND STOCK
During the lifetime of the Participant, an Award shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Subject to the remainder of this paragraph, an Award may be assignable or transferable by the Participant only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Code Section 414(p), and only if it is so specified in the Award Agreement; provided, however, that an Incentive Stock Option may only be assignable or transferable by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee in the Award Agreement, and in accordance with applicable law, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act. However, the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, or any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests (collectively, “Permitted Transferees”); provided further that, (a) there may be no consideration for any such transfer and (b) subsequent transfers of Options transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option and transfers to other Permitted Transferees of the original holder.
SECTION 15

NONCOMPETITIVE ACTIONS
The Committee may provide in an Award Agreement a requirement to enter into a noncompetition agreement in connection with the Award or the effect of a violation of a noncompetition agreement on an Award.
SECTION 16

TERMINATION OR AMENDMENT OF PLAN
The Committee may terminate or amend the Plan at any time. However, no grant shall be made after the tenth (10th) anniversary of the Restatement Date (the “Term”). Subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders within the time required, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options or purchase Stock under the Plan or to extend the Term of the Plan, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule or the stock exchange or market system on which the Stock is traded. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee or otherwise provided in the Plan. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Award designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule, including Code Section 409A or as otherwise permitted under the Plan, including upon a Change in Control.

SECTION 17
STOCKHOLDER APPROVAL
The Plan is adopted by the Board as of the Restatement Date and shall be approved by the stockholders of the Company on the earlier of the next stockholder’s meeting following the effective date of such restatement or within twelve (12) months following the effective date of the restatement on or within twelve (12) months of the date of adoption thereof by the Board. Options or performance-based compensation under Section 8.2 granted prior to stockholder approval of the Plan or in excess of the Stock previously approved by the stockholders shall become exercisable and otherwise shall not be paid no earlier than the date of stockholder approval of the Plan or stockholder approval of such increase in the Stock, as the case may be.
SECTION 18

NO GUARANTEE OF TAX CONSEQUENCES
Neither the Company, the Board nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.
SECTION 19

SEVERABILITY
In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.
SECTION 20

GOVERNING LAW
The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.
SECTION 21

SUCCESSORS
All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

SECTION 22

RIGHTS AS A STOCKHOLDER
The holder of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by the Award until the date of issue of a stock certificate to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.
SECTION 23
NO SPECIAL EMPLOYMENT OR SERVICE RIGHTS
Nothing contained in the Plan or in an Award Agreement shall confer upon any Participant receiving a grant of any Award any right with respect to the continuation of his or her Service with the Company (or any Affiliate) or interfere in any way with the right of the Company (or Affiliate), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of any Award.
SECTION 24

REORGANIZATION OF COMPANY
The existence of an Award shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares of Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
SECTION 25

CODE SECTION 409A
To the extent that any Award is deferred compensation subject to Code Section 409A, as determined by the Committee, the Award Agreement shall comply with the requirements of Code Section 409A in a manner as determined by the Committee in its sole discretion including, without limitation, using applicable definitions from Code Section 409A, such as a more restrictive definition of Change in Control to comply with Code Section 409A to the extent that it is more restrictive than as defined in the Plan, using the more restrictive definition of Disability as provided in Code Section 409A and specifying a time and form of payment schedule. In addition if any Award constitutes deferred compensation under Code Section 409A (a “Section 409A Plan”), then the Award shall be subject to the following requirements, if and to the extent required to comply with Code Section 409A and as determined by the Committee and specified in the Award Agreement:
(a)    Payments under the Section 409A Plan may not be made earlier than (i) the Participant’s separation from service, (ii) the date of the Participant’s Disability, (iii) the Participant’s death, (iv) a specified time (or pursuant to a fixed schedule) specified in the Award Agreement at the date of the deferral of such compensation, (v) a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or (vi) the occurrence of an unforeseeable emergency;

(b)    The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;
(c)    Elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Code Section 409A(a)(4); and
(d)    The case of any Participant who is specified employee, a distribution on account of a separation from service may not be made before the date which is six (6) months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death).
For purposes of the foregoing, the terms “separation from service” and “specified employee”, all shall be defined in the same manner as those terms are defined for purposes of Code Section 409A, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Code Section 409A that are applicable to the Award as determined by the Committee.
If an Award is subject to Code Section 409A, as determined by the Committee, the Committee may interpret or amend any Award to comply with Code Section 409A without a Participant’s consent even if such amendment would have an adverse effect on a Participant’s Award. With respect to an Award that is subject to Code Section 409A, the Board may amend or interpret the Plan as it deems necessary to comply with Code Section 409A, including, without limitation, limiting the Committee’s or Company’s discretion with respect to an Award that constitutes deferred compensation to the extent it would violate Code Section 409A, and no Participant consent shall be required even if such an amendment would have an adverse effect on a Participant’s Award.
SECTION 26

ADJUSTMENTS UPON A CHANGE IN CONTROL
If a Change in Control occurs, except a Change in Control solely on account of Section 2.1(h)(ii), then the Committee, in its sole discretion, shall have the power and right to (but subject to any accelerated vesting specified in an Award Agreement):
(a)    cancel, effective immediately prior to the occurrence of the Change in Control, each outstanding Option and Stock Appreciation Right with an exercise price that is greater than the value of the consideration that would be received if such Option or Stock Appreciation Right were exercised immediately prior to the occurrence of the Change in Control;
(b)    cancel, effective immediately prior to the occurrence of the Change in Control, an outstanding Award (whether or not then exercisable) in exchange for a cash payment equal to:
(i)    with respect to Options and Stock Appreciation Rights that currently have an exercise price less the value of the consideration that would be received immediately prior to the Change in Control if such Option or Stock Appreciation right were exercised immediately prior to the occurrence of the Change in Control, the excess of the value of such consideration over the exercise price;
(ii)    with respect to Restricted Stock, Restricted Stock Units, Performance Awards (that would otherwise be settled in shares of Stock) and Other Stock-Based Awards, for each share of Stock covered by the Award, the value of consideration received by stockholders for each share of Stock as a result of the Change in Control; and

(iii)    with respect to Cash Awards, the cash value of such Cash Awards as a result of the Change in Control;
provided, however, this subsection shall be inapplicable to an Award granted within six (6) months before the occurrence of the Change in Control but only if the Participant is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Award after the expiration of six (6) months from the date of grant; or
(c)    provide for the exchange or substitution of each Award outstanding immediately prior to such Change in Control (whether or not then exercisable) for another award with respect to the Stock or other property for which such Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the exercise price of the Award, if any, or in the number of shares of Stock or amount of property (including cash) subject to the Award; or
(d)    provide for assumption of the Plan and such outstanding Awards by the surviving entity or its parent.
The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Section 26.
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IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Par Pacific Holdings, Inc. 2012 Long Term Incentive Plan as duly adopted by the Board on the Restatement Date.

PAR PACIFIC HOLDINGS, INC.

By:	/s/ James Matthew Vaughn
Name:	James Matthew Vaughn
Title:	Senior Vice President, General Counsel and Secretary